UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of

The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 1, 2006 (May 25, 2006)

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Office)	(Zip Code)

(Registrant’s telephone number, including area code)

(408) 570-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directions; Appointment of Principal Officers.

On May 25, 2006, the Board of Directors of BEA Systems, Inc., a Delaware corporation (the “Company”), appointed Bruce A. Pasternack to serve as a member of the Board of Directors of the Company. Mr. Pasternack is expected to be appointed to the Nominating and Governance Committee of the Company’s Board of Directors. Mr. Pasternack will serve as one of the Company’s Class I directors. The size of the Board of Directors was increased to eight (8) in connection with the appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Robert F. Donohue
Robert F. Donohue
Senior Vice President, General Counsel and Secretary

Date: June 1, 2006